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CENTRAL TRACTOR FARM & COUNTRY, INC.
Schedule Regarding Computation of Ratio of Earnings to Fixed Charges (In thousands except ratios)
Exhibit 12


                                              ---------------------------------------------
                                                               SUCCESSOR
                                              ---------------------------------------------
                                              Three months ended        Three months ended
                                                August 1, 1998            August 2, 1997
                                              ------------------      ---------------------
Fixed charges:
  Interest expense                               $ 4,560                     $ 4,581
  Portion of rent expense
    representing interest                            712                         635
                                                 -------                     -------
                                                   5,272                       5,216
                                                 =======                     =======


Earnings:
  Income before income taxes                      11,136                       4,938
  Fixed charges                                    5,272                       5,216
                                                 -------                     -------
                                                 $16,408                     $10,154
                                                 =======                     =======


Ratio of earnings to fixed charges                3.1x                         1.9x
                                                 =======                     =======

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                                              -------------------------------------------------------------------------
                                                               SUCCESSOR                       |         PREDECESSOR
                                              -----------------------------------------------  |   --------------------
                                              Nine months ended         March 27, 1997 to      |       Nov 3, 1996 to
                                               August 1, 1998             August 2, 1997       |       March 26, 1997
                                              ------------------      -----------------------  |   --------------------
                                                                                               |
                                                                                               |
Fixed charges:                                                                                 |
  Interest expense                                    $15,358                $ 6,058           |           $ 3,188
  Portion of rent expense                                                                      |
    representing interest                               2,209                    825           |               842
                                                      -------                -------           |           -------
                                                       17,567                  6,883           |             4,030
                                                      =======                =======           |           =======
                                                                                               |
                                                                                               |
                                                                                               |
Earnings:                                                                                      |
  Income (loss)  before income taxes                   15,164                  6,293           |            (1,881)
  Fixed charges                                        17,567                  6,883           |             4,030
                                                      -------                -------           |           -------
                                                      $32,731                $13,176           |           $ 2,149
                                                      =======                =======           |           =======
                                                                                               |
                                                                                               |
Ratio (deficiency) of earnings to fixedcd charges       1.9x                   1.9x            |           $(1,881)
                                                      =======                =======           |           =======

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